Exhibit 99.2

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 22, 2009, by and between Microvision, Inc., a Delaware corporation (the “Company”), and Max Display Enterprises Limited, a limited liability company formed under the laws of the British Virgin Islands (the “Investor”).

A.

The Company wishes to sell to the Investor, and the Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, (i) 8,076,239 shares (the “Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock”), and (ii) a Warrant in the form attached hereto as Exhibit A (the “Warrant”).  The shares of Common Stock into which the Warrant is exercisable are referred to herein as the “Warrant Shares”, and the Shares, the Warrant and the Warrant Shares are collectively referred to herein as the “Securities”.

B.

The Warrant will entitle the Investor to purchase 2,019,060 number of Warrant Shares.

C.

The Company has agreed to effect the registration of the Shares and the Warrant Shares for resale by the holders thereof under the Securities Act (as defined below), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

D.

The sale of the Shares and the Warrant by the Company to the Investor will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (as defined below), as promulgated by the Commission (as defined below) under the Securities Act.

E.

The Company and Walsin Lihwa Corporation, a company limited by shares organized under the laws of the Republic of China (“Walsin Lihwa”), have agreed to enter into a Business Collaboration Agreement dated on or about the date hereof (the “Business Collaboration Agreement”).

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.

PURCHASE AND SALE OF SHARES AND WARRANT.

1.1.

Closing of Purchase and Sale; Purchase Price.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and the Investor agrees to purchase the Shares and the Warrant.  The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”.  The Closing will be deemed to occur at the offices of Ropes & Gray, One International Place, Boston, MA 02110, when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered to the Investor by the Company and, to the extent applicable, by the Investor, (B) each of the conditions to the Closing described in Section 5 hereof has been satisfied or waived as specified therein and (C) full payment of the Investor’s Purchase Price (as defined below) has been made by the Investor to the Company by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Shares and the Warrant being purchased by the Investor.

1.2.

Certain Definitions.  When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Board of Directors” means the Company’s board of directors.

“Business Collaboration Agreement” has the meaning specified in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Nasdaq Global Market or the Taiwan Stock Exchange is closed or on which banks in the City of New York or Taiwan are required or authorized by law to be closed.

“Closing” and “Closing Date” have the respective meanings set forth in Section 1.1 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning specified in the preamble to this Agreement.

“Company” has the meaning specified in the preamble to this Agreement.

“Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services (except trade accounts payable, accrued compensation, accrued expenses, and unearned revenue and customer deposits of such Person that, in any such case, arise in the ordinary course of business and are not more than sixty (60) days past due); (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

“Disclosure Documents” means all SEC Documents filed by the Company at least two (2) Business Days prior to the date of this Agreement via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) in accordance with the requirements of Regulation S-T under the Exchange Act.

“Effective Date” has the meaning set forth in the Registration Rights Agreement.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Execution Date” means the date of this Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the staff of the Commission.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” has the meaning specified in the preamble to this Agreement.“Investor Party” has the meaning specified in Section 4.10 hereof.“Key Employee” has the meaning specified in Section 3.19 hereof.  “Lien” means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).  “Market Price” means, as of a particular date, the average closing price for the ten (10) consecutive Trading Days occurring immediately prior to (but not including) such date.  For the avoidance of doubt, the Market Price shall be determined by adding the daily closing price for each of the ten (10) Trading Days immediately preceding the relevant date, and dividing such sum by ten (10).

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, properties, assets (including intangible assets), operations, results of operations, condition (financial or otherwise), prospects or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below) or (iii) the rights and benefits to which the Investor is entitled under this Agreement and the other Transaction Documents.

“Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.“Permitted Liens” means the following:

(a)

encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(b)

Liens for taxes, assessments or other governmental charges (including, without limitation, in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established; and

(c)

Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Purchase Price” means, with respect to the Investor, the number of Shares purchased by the Investor at the Closing times 1.8573.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” has the meaning specified in the preamble to this Agreement.

“Regulation D” means Regulation D under the Securities Act or any successor provision.

“Reserved Amount” has the meaning specified in Section 4.3 hereof.

“Rule 144” means Rule 144 under the Securities Act or any successor provision.

“SEC Documents” has the meaning specified in Section 3.4 hereof.

“Section 203” has the meaning specified in Section 3.31 hereof

“Securities” has the meaning specified in the preamble to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Share” has the meaning specified in the preamble to this Agreement.

“Subsidiary” means, with respect to a Person, any corporation or other entity (other than an entity having no material operations or business during the twelve month period immediately preceding the Execution Date) of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person.

“Tax” shall mean (i) any and all federal, state, local and foreign taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, property and other similar taxes, together with all interest, penalties and additions imposed with respect to such amounts whether disputed or not, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including any liability under Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local law) and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

“Tax Returns” shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

“Termination Date” means the first date on which there is no Warrant outstanding.

“Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Warrant, the Business Collaboration Agreement and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

“Walsin Lihwa” has the meaning specified in the preamble to this Agreement.

“Warrant” has the meaning specified in the preamble to this Agreement.

“Warrant Share” has the meaning specified in the preamble to this Agreement.

1.3.

Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants to the Company and agrees with the Company that, as of the Execution Date and as of the Closing Date:

2.1.

Authorization; Enforceability.  The Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite corporate power and authority to purchase the Shares and the Warrant to be purchased by it hereunder and to execute and deliver this Agreement and the other Transaction Documents to which it is a party.  This Agreement and the Business Collaboration Agreement constitute, and upon execution and delivery thereof, each other Transaction Document to which the Investor is a party will constitute, the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2.

Accredited Investor.  The Investor (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D and (ii) is acquiring the Securities in the ordinary course of its business, solely for its own account, and not with a view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under the Securities Act or are exempt from the registration requirements of the Securities Act and does not have any agreement or understanding with any person to distribute any of the Securities.

2.3.

Information.  The Company has, prior to the Execution Date, provided the Investor with information regarding the business, operations and financial condition of the Company and has, prior to the Execution Date, granted to the Investor the opportunity to ask questions of and receive satisfactory answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Securities hereunder, as the Investor deems relevant in making an informed decision with respect to its investment in the Securities. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.  Neither such information nor any other investigation conducted by the Investor or any of its representatives shall modify, amend or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

2.4.

Limitations on Disposition.  The Investor acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

2.5.

Legend.  The Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered, transferred, pledged, hypothecated, sold or otherwise disposed of unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including, without limitation, a pledge) of any of the Securities is registered pursuant to an effective registration statement and the holder of such Securities represents in writing to the Company that such Securities have been or will be sold pursuant to such registration statement or (B) such Securities have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision and the holder thereof represents in writing to the Company that it is eligible to use such rule for public resales of such Securities, the certificates representing such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

2.6.

Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

2.7.

Fees.  The Investor will indemnify and hold harmless the Company from and against any claim against the Company by any person or entity alleging that, as a result of any agreement or arrangement between such Person and the Investor with respect to the purchase and sale of the Securities contemplated hereby, the Company is obligated to pay any compensation, fee, cost or related expenditure in connection with the purchase and sale of the Securities contemplated hereby.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor that, except as (i) expressly set forth in the disclosure schedules to this Agreement dated as of the Execution Date with specific reference to the Section or subsection of this Agreement to which information stated in such disclosure schedule relates or (ii) qualified by disclosure in the SEC Documents if such qualification is expressly set forth in the applicable Section and subsection of this Section 3 and to the extent the qualifying nature of such disclosure is readily apparent on its face, but excluding any disclosure in such SEC Documents to the extent that it is predictive, cautionary or forward-looking in nature (it being understood and agreed that facts underlying any such predictive, cautionary or forward-looking statements shall not be excluded to the extent those facts are stated in such SEC Documents and in existence on the date of such SEC Documents), as of the Execution Date and as of the Closing Date:

3.1.

Organization, Good Standing and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.  The Company does not have any Subsidiaries.

3.2.

Authorization; Consents.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, including, without limitation, its obligations to issue and sell the Securities to the Investor in accordance with the terms hereof and thereof, and to issue the Warrant Shares upon exercise of the Warrant.  All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the registration or qualification of the Registrable Securities (as defined in the Registration Rights Agreement) required under the Registration Rights Agreement), or any other Person is required (pursuant to any rule of the FINRA or otherwise).

3.3.

Due Execution; Enforceability.  This Agreement and the Business Collaboration Agreement have been and, at or prior to the Closing, each other Transaction Document to be delivered at the Closing will be, duly executed and delivered by the Company.  This Agreement and the Business Collaboration Agreement constitute and, upon the execution and delivery thereof by the Company, each other Transaction Document will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.4.

Disclosure Documents; Agreements; Financial Statements; Other Information.  The Company is subject to the reporting requirements of the Exchange Act and has filed with the Commission all reports, schedules, registration statements and definitive proxy statements  that the Company was required to file with the Commission on or after December 31, 2008 (collectively, the “SEC Documents”).  The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby and quarterly releases of financial results) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing.  Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All documents required to be filed as exhibits to the SEC Documents have been filed as required.  Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the business or financial condition of the Company.  As of their respective dates, the financial statements of the Company included in the SEC Documents have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

3.5.

Due Authorization; Valid Issuance.  The Shares and the Warrant are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) the Shares and the Warrant will be duly and validly issued, and the Shares will be fully paid and nonassessable; in each case, free and clear of any Liens imposed by or through the Company, and (ii) assuming the accuracy of the Investor’s representations in this Agreement, the Shares and the Warrant will be issued, sold and delivered in compliance with all applicable federal and state securities laws.  The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company and, assuming the accuracy of the Investor’s representations in this Agreement at the time of exercise, will be issued, sold and delivered in compliance with all applicable federal and state securities laws.

3.6.

No Conflict with Other Instruments.  The Company is not in violation of any provisions of its charter, bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to it, except for any violation or default under any such instrument or contract or any violation of any provision of a Governmental Requirement that, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect.  The (i) execution, delivery and performance of this Agreement and the other Transaction Documents, and (ii) consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the Warrant and the reservation for issuance and issuance of the Warrant Shares) will not result in any violation of any provisions of the Company’s charter, bylaws or any other governing document or in a default under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company.

3.7.

Form S-3.  The Company is eligible to register the Registrable Securities for resale by the Investor on a registration statement on Form S-3 under the Securities Act.

3.8.

Fees.  The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.  The Company will indemnify and hold harmless the Investor from and against any claim against the Investor by any Person alleging that, as a result of any agreement or arrangement between such Person and the Company, the Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby or the other Transaction Documents.

3.9.

Solicitation; Other Issuances of Securities.  Neither the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

3.10.

Exchange Act Registration; Listing.  The Company files supplementary and periodic information, documents, and reports pursuant to Section 15(d) of the Exchange Act.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq Global Market.  The Company currently meets the continuing eligibility requirements for listing on the Nasdaq Global Market and has not received any notice from such market or the FINRA that it does not currently satisfy such requirements or that such continued listing is in any way threatened.  The Company has taken no action designed to, or which, to the knowledge of the Company, would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market.

3.11.

Investment Company Status. The Company is not, and immediately after receipt of payment for the Shares and the Warrant issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act, and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.12.

Capitalization.  The authorized capital stock of the Company as of the date hereof is as set forth in the SEC Documents.  The capitalization of the Company as of March 31, 2009, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Warrant) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon exercise of the Warrant, is as set forth in the SEC Documents.  All issued and outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and non-assessable.  No shares of capital stock of the Company were issued in violation of any preemptive rights or any other similar rights of security holders of the Company.  Except as disclosed in the SEC Documents, there are no outstanding preemptive rights, rights of first refusal, shareholder rights, options, warrants, scrip, rights to subscribe to, calls or commitments of any capital stock of the Company, or arrangements by which the Company is or may become (as a result of the transactions contemplated hereby or the other Transaction Documents or otherwise) bound to issue additional shares or capital stock of the Company (whether pursuant to anti-dilution, “reset” or other similar provisions).

3.13.

Financial Condition.  The Company’s financial condition is, in all material respects, as described in the SEC Documents, except for changes in the ordinary course of business.

Except for changes in the ordinary course of business, since March 31, 2009 there has been no (i) material adverse change to the Company’s business, operations, properties, financial condition, or results of operations or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in the GAAP or applicable law.

3.14.

No Undisclosed Liabilities.  The Company does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the financial statement described in Section 3.4 hereof to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since March 31, 2009 in the ordinary course of business or that have not had a Material Adverse Effect.

3.15.

Taxes.

(a)

The Company has filed all material Tax Returns required to have been filed as of the date hereof (or extensions have been duly obtained) and such Tax Returns are correct and complete in all material respects and have paid all material Taxes required to have been timely paid by it in full through the date hereof, except to the extent such Taxes are both (A) being challenged in good faith and (B) adequately provided for on the Financial Statements in accordance with GAAP.

(b)

The Company does not have any material liability for Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law with respect to income taxes), as a transferee or successor or by contract.

(c)

No deficiencies for any material Taxes have been proposed or assessed in writing against or with respect to the Company and there is no outstanding material audit, assessment, dispute or claim concerning any Tax liability of the Company pending or raised by an authority in writing.

(d)

The Company has not participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

3.16.

Litigation.  There is no material claim, litigation or administrative proceeding pending or, to the Company’s knowledge, threatened or contemplated, against the Company or, to the Company’s knowledge, against any officer, director or employee of the Company in connection with such person’s employment therewith, except as described in the SEC Documents.  The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Governmental Authority which has had or would reasonably be expected to have a Material Adverse Effect.

3.17.

Intellectual Property.

(a)

The Company owns, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the Company’s knowledge, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its business as presently conducted (other than with respect to software which is generally commercially available and not used or incorporated into the Company’s products and open source software which may be subject to one or more “general public” licenses).  All works that are used or incorporated into the Company’s services, products or services or products actively under development and which are proprietary to the Company were developed by or for the Company by the current or former employees, consultants or independent contractors of the Company or its predecessors in interest or purchased or licensed by the Company or its predecessors in interest.

(b)

The business of the Company as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company do not, to the Company’s knowledge, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties in any material respect.  The Company has not received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

(c)

No claim is pending or, to the Company’s knowledge, threatened against the Company nor has the Company received any written notice or other written claim from any Person asserting that any of the Company’s present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person and the Company is not aware of any infringement by any other Person of any material rights of the Company under any Intellectual Property Rights.

(d)

All licenses or other agreements under which the Company is granted Intellectual Property (excluding licenses to use software utilized in the Company’s internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto.  The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

(e)

The Company has taken all steps required in accordance with commercially reasonable business practice to establish and preserve its ownership in its owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company which has not been patented or copyrighted.  To the Company’s knowledge, the Company is not making any material unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company.  To the Company’s knowledge, neither the Company nor any of its employees has any agreements or arrangements with former employers of such employees relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee’s duties for the Company or result in any former employers of such employees having any rights in, or claims on, the Company’s Intellectual Property.  Each current and former employee of the Company who has had access to material confidential Intellectual Property has executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, each independent contractor or consultant of the Company who has or who had access to material confidential Intellectual Property or who is or has been involved with the development of material confidential Intellectual Property has executed agreements regarding confidentiality and proprietary information, and the Company has not received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.  Without limiting the foregoing: (i) the Company has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property.  The Company is in compliance in all material respects with its obligations pursuant to all agreements relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-compliance that has not had or would not reasonably be expected to have a Material Adverse Effect.

3.18.

Foreign Corrupt Practices.  Neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment), or (ii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, except in each case as would not have a Material Adverse Effect.

3.19.

Key Employees.  Each of the Company’s executive officers (as defined in Rule 501(f) of the Securities Act) (each, a “Key Employee”) is currently serving in the capacity described in the Disclosure Documents.  The Company has no knowledge of any fact or circumstance (including, without limitation, (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company.

3.20.

Employee Matters.  There is no strike, labor dispute or union organization activity pending or, to the Company’s knowledge, threatened between it and its employees.  No employees of the Company belong to any union or collective bargaining unit.  The Company has complied in all respects with all applicable federal and state equal opportunity and other laws related to employment, except as would not have a Material Adverse Effect.

3.21.

ERISA.  Except as described in the Company’s SEC Documents, the Company does not maintain or contribute to, or have any obligation under, any Pension Plan.  The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.22.

Environment.  To the Company’s knowledge, the Company does not have any current liability under any Environmental Law, nor, to the Company’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, the Company has not violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.23.

Insurance.  The Company maintains insurance in such amounts and covering such losses and risks as the Company believes to be reasonably prudent in relation to the businesses in which the Company is engaged.  No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof.  The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue doing business as currently conducted without a significant increase in cost, other than normal increases in the industry.  Without limiting the generality of the foregoing, the Company maintains directors and officers insurance in an amount deemed to be reasonable and appropriate by the Company’s Board of Directors.

3.24.

Property.  The Company does not own any real property.  The Company owns all personal Property owned by it free and clear of all Liens except for Permitted Liens and except for such Liens which, individually and together with all other Liens (including without limitation Permitted Liens) do not have, and cannot reasonably be expected to have, a Material Adverse Effect.  Any Property held under lease by the Company is held by it, to the Company’s knowledge, under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such Property by the Company.

3.25.

Regulatory Permits.  The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.  The Company has not received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

3.26.

Transfer Taxes.  No stock transfer or other taxes (other than income taxes) are required to be paid under United States federal, state or local laws in connection with the issuance and sale of any of the Securities.

3.27.

Sarbanes-Oxley Act; Internal Controls and Procedures.  The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.  The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Governmental Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

3.28.

Solvency.  After giving effect to the transactions contemplated by this Agreement, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing Debt as such Debt matures or is otherwise payable and (ii) the current cash flow of the Company, together with the proceeds the Company would receive upon liquidation of its assets, after taking into account all anticipated uses of such amounts, would be sufficient to pay all Debt when such Debt is required to be paid.  The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

3.29.

Transactions with Interested Persons.  Except as set forth in the SEC Documents, to the Company’s knowledge, there are no business relationships or related-party transactions involving the Company and its officers or directors that are of the type required to be disclosed to the Commission.

3.30.

Section 203; Rights Agreement.  The Board of Directors has heretofore taken all necessary action to approve, and has approved, for purposes of Section 203 of the Delaware General Corporation Law (including any successor statute thereto “Section 203”) the Investor’s becoming, together with its Affiliates and associates, an “interested stockholder” within the meaning of Section 203 solely as  result of the transaction contemplated by this Agreement, such that, as of the Execution Date and from and after the Closing, Section 203 will not be applicable to any “business combination” within the meaning of Section 203 that may take place between the Investor and/or its affiliates or associates, on the one hand, and the Company, on the other, solely as a result of the transactions contemplated by this Agreement.  The Company does not have a rights agreement, poison pill or similar arrangement in place.

4.

COVENANTS OF THE COMPANY AND THE INVESTOR.

4.1.

Participation Rights.  If the Investor does not lead the next equity financing round for the Company, whether (a) because the Investor was unable to arrange a syndicate, (b) an offered financing was not accepted by the Company or (c) any other reason, then, the Company will use commercially reasonable efforts to permit the Investor to invest fifteen percent (15%) (or greater if mutually agreed) of each subsequent equity financing over the two (2) years following the Closing Date at the same time and on the same terms as other investors in such financing, subject to Nasdaq and U.S. securities laws limitations, if any.  To the extent practical under the circumstances, the Company will use commercially reasonable efforts to provide the Investor with a written notice (the “Participation Notice”), which the Company will use commercially reasonable efforts to provide not less than ten (10) Business Days prior to the expected date of the closing of such financing, which notice shall set forth in reasonable details, to the extent then known, the material terms of such financing, the expected date of the closing of such financing and, unless the Company is restricted from doing so, identities of the other investors.  If the Investor indicates a desire to participate in such financing in writing, the Company will also use commercially reasonable efforts to keep the Investor reasonably informed of material developments in such financing and will instruct any placement agent, underwriter or broker hired by the Company to use commercially reasonable efforts to permit the Investor to participate in such financing as described above if so desired by the Investor.  The Investor will keep strictly confidential, and not use for any purpose other than evaluating its participation in such financing, any information provided to it by the Company hereunder.  Without limiting the foregoing, in no event will Investor contact any proposed investor identified to the Investor hereunder with respect to a proposed investment in the Company.  The Investor’s right under this Section 4.1 will terminate if the Investor chooses not to participate in any such financing.

4.2.

Director Seat.  The Company will promptly as practicable add a person designated by the Investor in writing, who is reasonably acceptable to the Company, to the Board of Directors and cause the Board of Directors to take all necessary actions to effect such appointment, if each of the following conditions has been satisfied: (a) either (i) the Company closes on an equity financing syndicated by the Investor of at least $25 million within the twelve (12) months following the Closing or (ii) the Investor participates in a subsequent financing over the two (2) years following the Closing by purchasing securities sold in such financings from the Company with an aggregate purchase price of at least $10 million and (b) the Investor has not at that time sold more than fifty percent (50%) of the Securities purchased pursuant to this Agreement and, if all the other conditions set forth in this Section 4.2 are satisfied prior to the second (2nd) anniversary of the Closing Date, agrees not to sell more than fifty percent (50%) of the Securities prior to the date two (2) years following the Closing Date.

4.3.

Reservation of Common Stock.  The Company shall, on the Closing Date, have authorized and reserved for issuance to the Investor free from any preemptive rights, and shall keep available at all times during which the Warrant is outstanding, a number of shares of Common Stock (the “Reserved Amount”) that, on the Closing Date, is not less than one hundred percent (100%) of the number of Warrant Shares issuable upon exercise of the Warrant issued at the Closing, without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Warrant.  In the event that the Reserved Amount is insufficient at any time to cover one hundred percent (100%) of the Registrable Securities issuable upon the exercise of the Warrant (without regard to any restriction on such conversion or exercise), the Company shall take such action (including, without limitation, holding a meeting of its stockholders) to increase the Reserved Amount to cover one hundred percent (100%) of the Registrable Securities issuable upon such conversion and exercise, such increase to be effective not later than the thirtieth (30th) day (or sixtieth (60th) day, in the event stockholders approval is required for such increase) following the Company’s receipt of written notice of such deficiency.  While the Warrant is outstanding, the Company shall not reduce the Reserved Amount without obtaining the prior written consent of the Investor.

4.4.

Limitations on Disposition.  The Investor shall not sell, transfer, assign or dispose of any Securities, unless:

(a)

there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)

the Investor has notified the Company in writing of any such disposition, and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such opinion of counsel will be required (A) if the sale, transfer or assignment complies with federal and state securities laws and is made to a fund or other institutional investor that is an Affiliate of the Investor and which is also an “accredited investor” as that term is defined in Rule 501 of Regulation D; provided, that such Affiliate provides the Company with customary accredited investor and investment representations (comparable with those set forth in Section 2.2 hereof), and agrees to be bound by the terms and conditions of this Agreement or (B) if the sale, transfer or assignment is made pursuant to Rule 144 and the Investor provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144.

4.5.

Press Release.  The Company agrees with the Investor that the Company will (i) on or prior to 5:00 p.m. (Eastern Time) on the second Business Day following the Execution Date, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (ii) on or prior to 5:00 p.m. (eastern time) on the fourth Business Day following the Execution Date, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that the Investor shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof.

4.6.

Standstill.  The Investor and Walsin Lihwa represent to the Company that Walsin Lihwa is not a Subsidiary of any Person.  Until the second (2nd) anniversary of the date of the Closing Date, none of the Investor, Walsin Lihwa or any of their respective Subsidiaries, will, without the prior written consent of the Company:

(a)

acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting shares or direct or indirect rights to acquire any voting shares of, or economic interest in (through derivative securities or otherwise), the Company or any successor thereto;

(b)

make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Commission), seek to advise or influence any person or entity with respect to the voting of any voting shares of the Company or seek or propose to have called, or cause to be called, any meeting of the stockholders of the Company;

(c)

make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets; or

(d)

form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing.

The provisions of this Section 4.6 shall be inoperative and of no force or effect if, from and after the date hereof: (a) any Person or group shall have acquired or entered into a binding definitive agreement that has been approved by the Board of Directors (or any duly constituted committee thereof composed entirely of independent directors) to acquire more than 50% of the outstanding voting securities of the Company or assets of the Company or its Subsidiaries representing more than 50% of the consolidated earnings power of the Company and its subsidiaries, taken as a whole, (b) any Person commences a tender or exchange offer which, if consummated, would result in such Person’s acquisition of beneficial ownership of more than 50% of the outstanding voting securities of the Company, and in connection therewith, the Company files with the Securities and Exchange Commission a Schedule 14D-9 with respect to such offer that does not recommend that the Company’s stockholders reject such offer; or (c) the Board of Directors (or any duly constituted committee thereof composed entirely of independent directors) shall have determined in good faith, after consultation with outside legal counsel, that the failure to waive, limit, amend or otherwise modify the standstill provisions, would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors under applicable law; provided, however, that with respect to clauses (a), (b) and (c) of this sentence, the Investor shall not have solicited, initiated or participated with any such other Person or group in connection with any of the transactions contemplated by clauses (a), (b) and (c) of this sentence.

The provisions of this Section 4.6 shall not limit the Investor’s rights under Section 4.1 or limit the Investor from presenting an investment to the Company of up to $40 million (reduced by any funds raised by the Company after the Closing Date) in the aggregate over the next twelve (12) months in which Investor is participating with the other syndicate members provided that (i) each syndicate member agrees to keep the offer to the Company and subsequent discussions confidential in a manner reasonably acceptable to the Company and (ii) no syndicate member other than the Investor would beneficially own (as defined in Rule 13d-3 under the Exchange Act), if the offer is accepted, more than 15% of the Company’s Common Stock and the Investor would not beneficially own (as defined in Rule 13d-3 under the Exchange Act), if the offer is accepted, more than 19.9% of the Company’s Common Stock.

4.7.

Undertakings of the Company.  The Company agrees that it will, during the period beginning on the Execution Date and ending on the Termination Date:

(a)

maintain its corporate existence in good standing; and

(b)

comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.8.

Use of Proceeds.  The Company shall use the proceeds from the sale of the Shares and the Warrant for general corporate purposes; provided, that the Company shall not use any of such proceeds (i) to pay any dividend or make any distribution on any of its securities, or (ii) to repay any loan made to or incurred by any Key Employee or any other officer or director or Affiliate of the Company.

4.9.

Listing.  The Company has used, or promptly following the Closing shall use, its commercially reasonable efforts to include all of the Warrant Shares issuable upon exercise of the Warrant (without regard to any limitation on such exercise) for listing on the Nasdaq Global Market.

4.10.

Indemnification of Investor Parties.  The Company will indemnify and hold the Investor and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Investor, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of the Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Investor’s representation, warranties or covenants under the Transaction Documents or any written agreements or understandings the Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party.  The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor in this Agreement or in the other Transaction Documents.

5.

CONDITIONS TO CLOSING.

5.1.

Conditions to Investor’s Obligations at the Closing.  The Investor’s obligations to effect the Closing, including, without limitation, its obligation to purchase Shares and Warrant at the Closing, are conditioned upon the fulfillment (or waiver by the Investor in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use its commercially reasonable efforts to cause each of such conditions to be satisfied:

(a)

the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct as of such date as if made on such date (except to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct as of that particular date);

(b)

the Company shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

(c)

the Company shall have delivered to the Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in Sections 5.1(a), (b), (h), (i), (k) and (l) have been fulfilled as of the Closing, it being understood that the Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

(d)

the Company shall have delivered to the Investor duly executed certificates representing the Shares and the Warrant being purchased by the Investor;

(e)

the Company shall have executed and delivered to the Investor the Registration Rights Agreement;

(f)

the Company shall have executed and delivered to the Investor the Business Collaboration Agreement and the Business Collaboration Agreement shall be effective and shall not be terminated;

(g)

the Company shall have delivered to the Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the charter and bylaws of the Company, and (ii) resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that the Investor may rely on such certificate as a representation and warranty of the Company made herein;

(h)

the Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon exercise of the Warrant to be issued at the Closing (such number to be determined without regard to any restriction on such exercise);

(i)

there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

(j)

the Closing Date shall occur on a date that is not later than July 3, 2009;

(k)

there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents; and

(l)

the Common Stock shall be listed on the Nasdaq Global Market.

5.2.

Conditions to Company’s Obligations at the Closing.  The Company’s obligations to effect the Closing with the Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

(a)

the representations and warranties of the Investor set forth in this Agreement and in the other Transaction Documents to which it is a party shall be true and correct as of such date as if made on such date (except to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct as of that date);

(b)

the Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Investor on or before the Closing;

(c)

there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

(d)

the Investor shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company; and

(e)

the Investor shall have tendered to the Company the Purchase Price for the Shares and the Warrant being purchased by it at the Closing by wire transfer of immediately available funds.

6.

MISCELLANEOUS.

6.1.

Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2.

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  The Investor may not assign its rights and obligations hereunder without prior written consent of the Company; provided, however, that the Investor may assign all or part of its rights and obligation hereunder to its Subsidiaries, Walsin Lihwa or any of the Subsidiaries of Walsin Lihwa without the Company’s prior written consent.

6.3.

No Reliance.  Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation or warranty of any other party in connection with entering into this Agreement, the other Transaction Documents, or such transactions (other than the representations and warranties made in this Agreement or the other Transaction Documents), (iii) it has not received from any party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any party.

6.4.

Injunctive Relief.  The parties hereto acknowledge and agree that a breach by either of their obligations hereunder will cause irreparable harm to the other party and that the remedy or remedies at law for any such breach will be inadequate and agrees that, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations.

6.5.

Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of Washington applicable to contracts made and to be performed entirely within the State of Washington.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Washington for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.6.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission or electronic mail.

6.7.

Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.8.

Notices.  Any notice, demand or request required or permitted to be given by the Company or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission or electronic mail, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the third (3rd) Business Day after timely delivery to an international overnight courier, addressed as follows:

If to the Company:

Microvision, Inc.

6222 185th Avenue NE

Redmond, WA 98052

Attn:

General Counsel

Tel:

(425) 415-6847

Fax:

(425) 936-4411

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA  02110

Attn:

Joel F. Freedman

Tel:

(617) 951-7000

Fax:

(617) 951-7050

If to the Investor:

Max Display Enterprises Limited

c/o Walsin Lihwa Corporation

11F, No. 411

Rueiguang Road, Neihu

Taipei 114

Taiwan, R.O.C.

Attn:

Jeff Chen and Sandy Yu

Tel:

886-2-2799-2211 x 6221 (Jeff Chen) / x 6136 (Sandy Yu)

Fax:

886-2-2799-8980

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

ICBC Tower - 35th Floor

3 Garden Road, Central

Hong Kong

Attn:

Chris K. H. Lin

Tel:

(852) 2514-7600

Fax:

(852) 2869-7694

6.9.

Expenses.  The Company and the Investor shall pay all of its respective costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents.

6.10.

Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Investor and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

6.11.

Survival.  The representations, warranties, covenants and indemnity made by the Company herein and in the other Transaction Documents shall survive the Closing notwithstanding any diligence investigation made by or on behalf of the Investor.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement as of the date first-above written.

MICROVISION, INC.

By:

/s/ Jeff T. Wilson

Name: Jeff T. Wilson

Title: Chief Financial Officer

MAX DISPLAY ENTERPRISES LIMITED

By:

/s/ Chiao Yu Lon

Name: Chiao Yu Lon

Title: Director

For the sole purpose of agreeing to the provisions of Section 4.6:

WALSIN LIHWA CORPORATION

By:

/s/ Chiao Yu Lon

Name: Chiao Yu Lon

Title: Chairman

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT